Exhibit (h)(2)(b)

Amendment to Amended and Restated Transfer Agency and Services Agreement

Dated June 3, 2009

Between

ALPS Fund Services, Inc.

and

Forward Funds

THIS AMENDMENT is made as of May 1, 2016 by and between ALPS Fund Services, Inc. (“ALPS”) and Forward Funds (the “Fund” or the “Trust”).

WHEREAS, ALPS and the Trust have entered into an Amended and Restated Transfer Agency and Services Agreement (the “Agreement”) dated June 3, 2009 and effective June 15, 2009; and

WHEREAS, the Board of Trustees (the “Board”) of the Trust approved on September 22, 2015 the merger of the Forward Balanced Allocation Fund into the Salient Adaptive Income Fund (formerly known as the Forward Income Builder Fund) and the merger of the Forward Multi-Strategy Fund and Growth & Income Fund into the Salient Adaptive Balanced Fund (formerly known as the Forward Growth Allocation Fund), effective January 22, 2016; and

WHEREAS, the Board approved on January 26, 2016 name changes to all of the Trust (together, the “Funds”), effective May 1, 2016; and

WHEREAS, in light of the foregoing, ALPS and the Trust wish to modify Schedule A – List of Portfolios of the Agreement to reflect the new names of the Funds; and

WHEREAS, all capitalized terms used herein but not otherwise defined shall have the same meanings ascribed to them in the Agreement;

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1.	Schedule A – List of Portfolios. Schedule A is replaced in its entirety with the attached Schedule A.

2.	Remainder of the Agreement. All services under Section 1 of the Agreement shall continue until such services are no longer rendered. All other provisions of the Agreement shall remain unchanged.

IN WITNESS WHEREOF, this Amendment has been executed by a duly authorized representative of each of the parties hereto as of the date of the Amendment first set forth above.

ALPS Fund Services, Inc.		Forward Funds

By:	/s/ Jeremy O. May	By:	/s/ Robert S. Naka
Name:	Jeremy O. May	Name:	Robert S. Naka
Title:	President	Title:	Vice President

SCHEDULE A

To the Amended and Restated Transfer Agency and Services Agreement

As of May 1, 2016

Portfolio	Open Classes of Shares
Salient Adaptive Balanced Fund	Investor Class Institutional Class Class A Class C

Salient Adaptive Income Fund	Investor Class Institutional Class Class A Class C

Salient Adaptive US Equity Fund	Investor Class Institutional Class Class Z

Salient Commodity Long/Short Strategy Fund	Investor Class Institutional Class Class C Advisor Class

Salient EM Corporate Debt Fund	Investor Class Institutional Class Class C Advisor Class

Salient EM Dividend Signal Fund	Investor Class Institutional Class Advisor Class

Salient EM Infrastructure Fund	Investor Class Institutional Class Class A Class B Class C Advisor Class

Salient Frontier Strategy Fund	Investor Class Institutional Class Advisor Class Class Z

Salient High Yield Fund	Investor Class Institutional Class Class C Class Z

Salient International Dividend Signal Fund	Investor Class Institutional Class Class A Class C Advisor Class

Salient International Real Estate Fund	Investor Class Institutional Class Class A Class C Advisor Class

Salient International Small Cap Fund	Investor Class Institutional Class Advisor Class

Salient Investment Grade Fund	Investor Class Institutional Class Class Z

Salient Real Estate Fund	Investor Class Institutional Class Class A Class C

Salient Select Income Fund	Investor Class Institutional Class Class A Class B Class C Advisor Class

Salient Select Opportunity Fund	Institutional Class Class A Class C Investor Class

Salient Tactical Growth Fund	Investor Class Institutional Class Class A Class C Advisor Class

Salient Tactical Muni Strategy Fund	Investor Class Institutional Class Class A Class C Advisor Class

Salient Tactical Real Estate Fund	Investor Class Institutional Class Class A Class B Class C Advisor Class

Salient US Dividend Signal Fund	Institutional Class Class A Investor Class